Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FiscalNote Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001	Rule 457(c)	12,511,050	$0.64(2)	$8,007,072(2)	0.0001531	$1,225.88

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		$0

	Total Offering Amounts					$8,007,072		$1,225.88

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Total Fees Due							$1,225.88

(1)

This Registration Statement on Form S-3 (this “Registration Statement”) covers (i) shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of FiscalNote Holdings, Inc. (the “Company” or “Registrant”) issuable upon conversion of, and interest accrued under, the Company’s convertible notes (the “Convertible Notes”) issued on March 17, 2025 and March 20, 2025 in an aggregate principal amount of $5.5 million and $269,000, respectively, to a selling stockholder named in this Registration Statement, and based on an assumed $0.60 price per share of the Class A Common Stock for the Underlying Shares (as defined in this Registration Statement), (ii) the Fee Shares (as defined in this Registration Statement) issued on March 17, 2025 and March 20, 2025, (iii) the Brokerage Fee Shares (as defined in this Registration Statement) issued on March 17, 2025, and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Class A Common Stock that may become issuable by reason of any stock dividend, stock split or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price per Unit and the Maximum Aggregate Offering Price are based on the average of the high ($0.66) and low ($0.62) prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on May 22, 2025.